SUBJECT TO COMPLETION AND MODIFICATION

NELNET STUDENT LOAN FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS NELNET STUDENT LOAN FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT NELNET STUDENT LOAN FUNDING, LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, NELNET STUDENT LOAN FUNDING, LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-317-3161.

                                   TERM SHEET

                                 $2,437,500,000

                         STUDENT LOAN ASSET-BACKED NOTES

                        NELNET STUDENT LOAN TRUST 2007-1

                                 ISSUING ENTITY

 NELNET STUDENT LOAN FUNDING, LLC          NATIONAL EDUCATION LOAN NETWORK, INC.
           DEPOSITOR                       MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR
                Notes are being offered in the following classes:

                    ORIGINAL                   PRICE                 PROCEEDS
                    PRINCIPAL   INTEREST         TO   UNDERWRITING    TO THE          FINAL
                     AMOUNT       RATE         PUBLIC   DISCOUNT     TRUST(1)      MATURITY DATE
                     ------       ----         ------   --------     --------      -------------
CLASS A-1 NOTES $1,088,000,000  3-month LIBOR   100%     0.170%  $1,086,150,400  November 27, 2018
                                  minus   %
CLASS A-2 NOTES   $387,000,000  3-month LIBOR   100%     0.190%    $386,264,700   August 25, 2021
                                 plus    %
CLASS A-3 NOTES   $383,000,000  3-month LIBOR   100%     0.213%    $382,185,113    May 27, 2025
                                 plus    %
CLASS A-4 NOTES   $506,375,000  3-month LIBOR   100%     0.250%    $505,109,062   August 27, 2036
                                 plus    %
CLASS B-1 NOTES    $43,500,000  3-month LIBOR   100%     0.370%     $43,339,050   August 25, 2037
                                 plus    %
CLASS B-2 NOTES    $29,625,000  Auction Rate    100%     0.180%     $29,571,675   August 25, 2037
                  ------------                                    -------------
    TOTAL       $2,437,500,000                                   $2,432,620,000

  --------------------
  (1)    Before deducting certain costs of issuing
         the notes estimated to be $1,010,545.

--------------------------------------------------------------------------------
THE NOTES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY AND ARE PAYABLE SOLELY FROM
    THE PLEDGED COLLATERAL DESCRIBED IN THE INITIAL FREE-WRITING PROSPECTUS CONSISTING PRIMARILY OF STUDENT LOANS ORIGINATED UNDER THE FEDERAL FAMILY
EDUCATION LOAN PROGRAM. THEY ARE NOT OBLIGATIONS OF THE SPONSOR, THE DEPOSITOR,
                 THE ADMINISTRATOR OR ANY OF THEIR AFFILIATES.
--------------------------------------------------------------------------------

        This term sheet constitutes a "free-writing prospectus" within the meaning of Rule 405 under the Securities Act of 1933, as amended. The underwriters named below are offering the notes subject to approval of certain matters by their counsel.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE-WRITING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            JOINT BOOK-RUNNING MANAGERS

CREDIT SUISSE                 DEUTSCHE BANK SECURITIES                  JPMORGAN

                                   CO-MANAGERS
CITI
   NELNET CAPITAL, LLC
              RBC CAPITAL MARKETS
                              RBS GREENWICH CAPITAL
                                         SOCIETE GENERALE
                                                     SUNTRUST ROBINSON HUMPHREY

                                  MAY 14, 2007

        The information contained herein refers to and supplements certain of the information contained in the issuing entity's Free-Writing Prospectus, dated May 2, 2007 (the "initial free-writing prospectus").

THE NOTES

CLOSING DATE.  The closing date for this offering will be May 22, 2007.

PRICING DATE.  On or about May 15, 2007.

RECORD DATE.  The business day prior to a distribution date.

DESCRIPTION OF THE NOTES. We are offering only the classes of notes described on the cover of this term sheet. We are not issuing the class A-5 notes or class A-6 notes described in the initial free-writing prospectus.

INTEREST RATES. The class A notes and the class B-1 notes will each bear interest at a rate equal to three-month LIBOR, except for the initial accrual period, plus or minus a margin. This margin will be set at the time of pricing. For the initial interest accrual period, the administrator will determine the LIBOR rate according to a formula described in the initial free-writing prospectus under the heading "Description of the Notes - LIBOR Rate Notes - Interest Payments."

        The class B-2 notes will be auction rate notes. The initial auction date and the initial rate adjustment date for the class B-2 notes are June 18, 2007 and June 19, 2007, respectively.

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Numbers, ISIN Numbers and European Common Codes:

CUSIP NUMBERS

        Class A-1 Notes:     64032E AA5
        Class A-2 Notes:     64032E AB3
        Class A-3 Notes:     64032E AC1
        Class A-4 Notes:     64032E AD9
        Class B-1 Notes:     64032E AH0
        Class B-2 Notes:     64032E AJ6

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

        Class A-1 Notes:     US64032EAA55
        Class A-2 Notes:     US64032EAB39
        Class A-3 Notes:     US64032EAC12
        Class A-4 Notes:     US64032EAD94
        Class B-1 Notes:     US64032EAH09
        Class B-2 Notes:     US64032EAJ64

EUROPEAN COMMON CODES

        Class A-1 Notes:     030114183
        Class A-2 Notes:     030114345
        Class A-3 Notes:     030114477
        Class A-4 Notes:     030114604
        Class B-1 Notes:     030114779

                            DESCRIPTION OF THE TRUST

THE ACQUISITION FUND. Approximately $2,396,181,424 of the proceeds from the sale of the notes will be deposited into the Acquisition Fund. We expect to use approximately $2,380,170,879 of those proceeds to purchase student loans on behalf of the trust on the closing date. Approximately $1,010,545 of the proceeds deposited into the Acquisition Fund will be used to pay certain costs of issuing the notes.

THE PREFUNDING ACCOUNT. Approximately $15,000,000 of the deposit to the Acquisition Fund, representing approximately 0.62% of the initial principal balance of the notes and approximately 0.62% of the initial Pool Balance, will be deposited into a Prefunding Account. Excess amounts on deposit in the Capitalized Interest Fund also may be transferred to the Prefunding Account during the prefunding period. Initially, we will use amounts in the Prefunding Account to finance any "add-on" consolidation loans during the prefunding period.

THE CAPITALIZED INTEREST FUND. Approximately $30,400,000 of the proceeds from the sale of the notes will be deposited into a Capitalized Interest Fund.

THE RESERVE FUND. The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of approximately $6,038,576. The Reserve Fund is subject to a minimum amount equal to the greater of 0.25% of the Pool Balance as of the close of business on the last day of the related collection period, or 0.15% of the initial Pool Balance, or such lesser amount as may be agreed to by the rating agencies as evidenced by a rating confirmation.

CHARACTERISTICS OF THE STUDENT LOAN PORTFOLIO. As of April 30, 2007, the student loans that the trust expects to acquire on the closing date had an aggregate outstanding principal balance of $2,357,063,438, which does not include accrued interest of $12,966,935 to be capitalized on commencement of repayment. The characteristics of the pool of student loans that we expect to purchase on the closing date are described in Appendix A to this Term Sheet.

                                  RISK FACTORS

        A HIGH RATE OF PREPAYMENTS MAY ADVERSELY AFFECT REPAYMENT OF THE NOTES

        The aggregate principal balance and accrued interest of the student loans expected to be pledged to the trust estate on the closing date, together with amounts on deposit in the Acquisition Fund, the Capitalized Interest Fund and the Reserve Fund, will be approximately 99.76% of the aggregate principal amount of the notes. Noteholders must rely primarily on interest payments on the student loans held in the trust estate to reduce the aggregate principal amount of the notes to the principal balance of the student loans. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. The principal balance of the student loans on which interest will be collected will be less than the principal amount of the notes for some period.

         THE STUDENT LOAN OPERATIONS OF NELNET STUDENT LOAN TRUST 2007-1

THE SUBSERVICER - NELNET, INC.

        RECENT DEVELOPMENTS. Since January 2007, a number of state attorneys general and the U.S. Senate Committee on Health, Education, Labor and Pensions have announced or are reportedly conducting broad inquiries or investigations of the activities of various participants in the student loan industry, including activities which may involve perceived conflicts of interest. The general focus of the inquiries or investigations to date has primarily been on any financial arrangements among student loan lenders and other industry participants which may facilitate increased volumes of student loans for particular lenders. Legislation addressing certain issues raised by these inquiries or investigations has recently been passed in New York, and similar federal legislation has been introduced. Like many other student loan lenders, Nelnet has received informal requests for information from certain state attorneys general and from the Chairman of the U.S. Senate Committee on Health, Education, Labor and Pensions in connection with their inquiries or investigations. In addition, Nelnet has received subpoenas for information from the New York Attorney General and the New Jersey Attorney General. In each case Nelnet has cooperated with the requests and subpoenas for information that it has received.

        On April 20, 2007, Nelnet announced that it had agreed with the Nebraska Attorney General to voluntarily adopt a Nelnet Student Loan Code of Conduct, post a review of Nelnet's business practices on its website, and commit $1 million to help educate students and families on how to plan and pay for their education. While Nelnet cannot predict the ultimate outcome of any other inquiry or investigation, it is possible that these inquiries or investigations may result in additional agreements at any time. Nelnet does not believe that the resolution of these inquiries or investigations and regulatory developments will materially affect its student loan servicing or its ability to perform its obligations as a subservicer under its subservicing agreement.

                                 CAPITALIZATION

        As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes and before deducting expenses of the offering will be as follows:

                    Class A-1 Notes          $1,088,000,000
                    Class A-2 Notes             387,000,000
                    Class A-3 Notes             383,000,000
                    Class A-4 Notes             506,375,000
                    Class B-1 Notes              43,500,000
                    Class B-2 Notes              29,625,000
                    Equity                              100
                                            ---------------
                            Total            $2,437,500,100

                                 USE OF PROCEEDS

        The proceeds from the sale of the notes, net of any underwriting discount, are expected to be applied as follows:

             Deposit to Acquisition Fund           $2,396,181,424*
             Deposit to Reserve Fund                    6,038,576
             Deposit to Capitalized Interest Fund      30,400,000
                                                   --------------

                             Total                 $2,432,620,000

---------------
*       Includes $15,000,000 deposit to the Prefunding Account.

        Approximately $1,010,545 of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes.

     WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES OF THE NOTES

        PREPAYMENT CONSIDERATIONS

        Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before their final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

        The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

        However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

        See "WEIGHTED AVERAGE LIVES, EXPECTED MATURITIES AND PERCENTAGES OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION DATE FOR THE NOTES" attached hereto as Exhibit I.

                              PLAN OF DISTRIBUTION

        Subject to the terms and conditions set forth in an underwriting agreement among the depositor and the underwriters named below, the depositor will agree to cause the trust to sell to each of the underwriters, and each of the underwriters will agree to purchase from the trust, the principal amount of the notes set forth opposite its name.

                     Class A-1      Class A-2    Class A-3    Class A-4   Class B-1   Class B-2
Underwriter            Notes          Notes        Notes        Notes       Notes       Notes          Total
-----------            -----          -----        -----        -----       -----        -----         -----
 Credit Suisse
   Securities
   (USA) LLC        $304,640,000  $108,360,000 $107,240,000 $141,785,000 $12,180,000  $8,295,000   $682,500,000
 Deutsche Bank
   Securities Inc.   304,640,000   108,360,000  107,240,000  141,785,000  12,180,000   8,295,000    682,500,000
 J.P. Morgan
   Securities Inc.   304,640,000   108,360,000  107,240,000  141,785,000  12,180,000   8,295,000    682,500,000
 Citigroup
   Global
   Markets Inc.       25,898,000     9,212,000    9,117,000   12,053,000   1,035,000     705,000     58,020,000
 Nelnet Capital,
   LLC                44,590,000    15,860,000   15,695,000   20,755,000   1,785,000   1,215,000     99,900,000
 RBC Dain
   Rauscher Inc.*     25,898,000     9,212,000    9,117,000   12,053,000   1,035,000     705,000     58,020,000
 Greenwich
   Capital
   Markets, Inc.      25,898,000     9,212,000    9,117,000   12,053,000   1,035,000     705,000     58,020,000
 SG Americas
   Securities, LLC    25,898,000     9,212,000    9,117,000   12,053,000   1,035,000     705,000     58,020,000
 SunTrust
   Capital
   Markets, Inc.      25,898,000      9,212,00    9,117,000   12,053,000   1,035,000     705,000     58,020,000
                   ------------- ------------- ------------ ------------ ----------- ----------- --------------
Total             $1,088,000,000  $387,000,000 $383,000,000 $506,375,000 $43,500,000 $29,625,000 $2,437,500,000

---------------------
       *Doing business under the name RBC Capital Markets.

        The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and the dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

                  Initial                                  Selling
                  Public                                Concessions  Reallowance
                 Offering  Underwriting    Proceeds to     Not to      Not to
                   Price     Discount       the Trust*     Exceed      Exceed
                   -----     --------       ----------     ------      ------
Class A-1 Notes    100%       0.170%    $1,086,150,400     0.102%      0.051%
Class A-2 Notes    100%       0.190%      $386,264,700     0.114%      0.057%
Class A-3 Notes    100%       0.213%      $382,185,113     0.128%      0.064%
Class A-4 Notes    100%       0.250%      $505,109,062     0.150%      0.075%
Class B-1 Notes    100%       0.370%       $43,339,050     0.222%      0.111%
Class B-2 Notes    100%       0.180%       $29,571,675     0.108%      0.054%

------------------
        * Before deducting certain costs of issuing the notes estimated to be $1,010,545.

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

        Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

        Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

        Neither the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the trust nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        The notes are a new class of securities with no established trading market. The underwriters have advised that they presently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower or higher than the initial offering price or that an active trading market for the notes will develop and continue after this offering.

        The underwriting agreement will provide that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and the depositor will agree to reimburse the underwriters for the fees and expenses of their counsel. The sponsor will also enter into an indemnity agreement with the underwriters under which the sponsor will agree to indemnify the underwriters against certain civil liabilities.

        One of the underwriters, Nelnet Capital, LLC, is an affiliate of the depositor, the trust and the master servicer and administrator.

        Each underwriter has represented and agreed that:

        o it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

        o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the trust; and

        o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the accompanying prospectus attached as Appendix I thereto and this term sheet (collectively, the "pre-pricing disclosure package"), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

        The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                                                                       EXHIBIT I

                             WEIGHTED AVERAGE LIVES,
                       EXPECTED MATURITIES AND PERCENTAGES
         OF ORIGINAL PRINCIPAL REMAINING AT EACH QUARTERLY DISTRIBUTION
                               DATE FOR THE NOTES


        Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this term sheet is based on a combination of two prepayment rates: a prepayment curve methodology for consolidation loans and a flat prepayment rate for non-consolidation loans. The consolidation prepayment rate is derived on a linear function that is ramped over time based on loan age. For purposes of this offering, we refer to the combination of these two prepayment modeling approaches as the "pricing prepayment curve" or "PPC." For consolidation loans, the PPC applies a constant percentage rate ("CPR," see discussion below) of prepayment that rises steadily from 2% CPR to 10% CPR over a 120 month period (growing 0.0672269% per month), leveling off at 10% thereafter. For non-consolidation loans, the PPC employs a rate fixed at 22%.

        100% PPC implies prepayment exactly according to the ramp by consolidation loans and at 22% by non-consolidation loans. For consolidation loans, a rate of "x% PPC" implies the indicated constant percentage to each of the CPRs along the ramp. For non-consolidation loans, a rate of "x% PPC" implies the indicated constant percentage multiplied by 22%.

        CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

  Monthly Prepayments = (Balance (including accrued interest to be capitalized)
                  after scheduled payments) x (1-(1-CPR) 1/12)

        The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

        The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain quarterly distribution dates under various PPC scenarios.

        For purposes of calculating the information presented in the tables, it is assumed, among other things, that:

        o the cutoff date for the trust student loans is as of April 30, 2007;

        o       the closing date is May 22, 2007;

        o all trust student loans (as grouped within the "rep lines" described below) remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;

        o the average loan age of consolidation loans in the asset pool is five months;

        o additional loans are acquired with proceeds in the Acquisition Fund and, to the extent available, the Capitalized Interest Fund. These loans are assumed to have zero age, an average borrower rate of 6.875% and an average remaining term to maturity of 265 months;

        o there are government payment delays of 30 days for interest subsidy and special allowance payments;

        o no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

        o index levels for calculation of borrower and government payments are:

                o       91-day Treasury bill rate of 4.95%; and

                o       three-month commercial paper rate of 5.28%;

        o quarterly distributions begin on November 25, 2007, and payments are made quarterly on the 25th day of every February, May, August and November thereafter, whether or not the 25th is a business day;

        o the interest rate for each class of outstanding notes at all times will be equal to:

                o       Class A-1 notes: 5.36%;

                o       Class A-2 notes: 5.41%;

                o       Class A-3 notes: 5.43%;

                o       Class A-4 notes: 5.47%;

                o       Class B-1 notes: 5.49%; and

                o Class B-2 notes: 5.45% plus applicable auction agent and broker-dealer fees of 0.15% per annum;

        o an administration fee equal to 0.18% of the outstanding principal amount of the trust student loans paid quarterly by the trust to the administrator;

        o trustee fees equal to (i) 0.007% of the outstanding principal amount of bonds paid quarterly by the trust to the indenture trustee, and (ii) $2,500 paid annually starting in June 2007 by the trust to the Delaware trustee;

        o a servicing fee equal to 1/12th of the then outstanding principal amount of consolidation student loans in the trust estate as of the preceding calendar month times 0.50% is paid monthly by the trust to the master servicer, beginning in June 2007;

        o a servicing fee equal to 1/12th of the then outstanding principal amount of non-consolidation student loans in the trust estate as of the preceding calendar month times 0.90% is paid monthly by the trust to the master servicer, beginning in June 2007;

        o a consolidation loan rebate fee equal to 1.05% of the outstanding principal amount of the consolidation student loans in the trust estate paid quarterly by the trust to the Department of Education;

        o the Reserve Fund has an initial balance equal to $6,038,576 and at all times a balance equal to the greater of (1) 0.25% of the applicable Pool Balance and (2) $3,623,146;

        o the Collection Fund has an initial balance equal to $10,140,506, representing accrued but unpaid interest on the trust's student loans at the time of purchase;

        o the Capitalized Interest Fund has an initial balance equal to $30,400,000. If 55% or more of the principal balance of the trust's student loans are in repayment, the Capitalized Interest Fund will step down to $15,200,000 in November 2007, to $7,600,000 in February 2008 if 55% or more of the principal balance of the trust's student loans are in repayment, to $0 on May 20, 2008 if 55% or more of the principal balance of the trust's student loans are in repayment and, in any case, will step down to $0 in August 2008. (The amounts released from the Capitalized Interest Fund in November 2007, February 2008 and May 2008 will be available to purchase consolidation loans after all trust expenses and note interest have been paid except those monies, if any, released in August 2008 which will be released to the Collection Fund);

        o all payments are assumed to be made at the end of the month and amounts on deposit in the Collection Fund, Reserve Fund and Capitalized Interest Fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.24% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

        o an optional redemption occurs on the earlier of the quarterly distribution date immediately following the date on which (i) the pool balance falls below 10% of the initial pool balance or
                (ii) the August 2025 quarterly distribution date; and

        o the pool of trust student loans were grouped into 376 representative loans ("rep lines"), which have been created, for modeling purposes, from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, index, margin, rate cap and remaining term.


                     WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
                     OF THE NOTES AT VARIOUS PERCENTAGES OF THE PPC(1)


                                                WEIGHTED AVERAGE LIFE (YEARS)(2)
                   --------------------------------------------------------------------------------------------
CLASS                          50%                80%                100%               120%              150%
-----------------            -------            -------            -------            -------           -------
Class A-1 Notes..              3.89               3.30               3.00               2.76              2.47
Class A-2 Notes..              9.12               7.90               7.25               6.71              6.04
Class A-3 Notes..             12.40              10.83              10.00               9.30              8.43
Class A-4 Notes..             17.22              15.46              14.30              13.25             12.06
Class B-1 Notes..              9.29               8.75               8.47               8.24              7.95
Class B-2 Notes..             16.59              15.15              14.20              13.31             12.31

---------------------------------------------------------------------------------------------------------------
CLASS                                                EXPECTED MATURITY DATE
-----------------  --------------------------------------------------------------------------------------------
Class A-1 Notes.. February 25, 2015  November 25, 2013       May 27, 2013  November 26, 2012      May 25, 2012
Class A-2 Notes.. February 26, 2018    August 25, 2016  November 25, 2015       May 25, 2015   August 25, 2014
Class A-3 Notes..   August 25, 2021  November 25, 2019  February 25, 2019  February 26, 2018 February 27, 2017
Class A-4 Notes..   August 25, 2025  February 26, 2024  November 25, 2022    August 25, 2021      May 25, 2020
Class B-1 Notes..      May 25, 2020       May 27, 2019  November 26, 2018      May  25, 2018   August 25, 2017
Class B-2 Notes..   August 25, 2025  February 26, 2024  November 25, 2022    August 25, 2021      May 25, 2020

---------------------------------------------------------------------------------------------------------------

---------------------
(1) Assuming for purposes of this table that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the August 2025 quarterly distribution date.
(2) The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (i) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (ii) adding the results, and (iii) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

                                 CLASS A-1 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES      50%       80%      100%      120%      150%
------------------------------   -------   -------   ------    -------   -------
                Initial           100%       100%     100%      100%      100%
      November 26, 2007            93%        91%      90%       89%       87%
      February 25, 2008            89%        87%      85%       84%       82%
           May 26, 2008            86%        83%      81%       79%       76%
        August 25, 2008            83%        79%      77%       74%       71%
      November 25, 2008            80%        75%      73%       70%       66%
      February 25, 2009            77%        72%      68%       65%       60%
           May 25, 2009            73%        68%      64%       61%       55%
        August 25, 2009            70%        64%      60%       56%       50%
      November 25, 2009            67%        60%      56%       51%       45%
      February 25, 2010            63%        56%      51%       47%       40%
           May 25, 2010            60%        52%      47%       42%       35%
        August 25, 2010            57%        48%      43%       38%       31%
      November 25, 2010            53%        44%      39%       33%       26%
      February 25, 2011            50%        41%      35%       29%       21%
           May 25, 2011            47%        37%      30%       25%       16%
        August 25, 2011            43%        33%      26%       20%       11%
      November 25, 2011            40%        29%      22%       16%        7%
      February 27, 2012            37%        25%      18%       11%        2%
           May 25, 2012            33%        21%      14%        7%        0%
        August 27, 2012            30%        18%      10%        3%        0%
      November 26, 2012            26%        14%       6%        0%        0%
      February 25, 2013            23%        10%       2%        0%        0%
           May 27, 2013            20%         6%       0%        0%        0%
        August 26, 2013            17%         3%       0%        0%        0%
      November 25, 2013            13%         0%       0%        0%        0%
      February 25, 2014            10%         0%       0%        0%        0%
           May 26, 2014            7%          0%       0%        0%        0%
        August 25, 2014            4%          0%       0%        0%        0%
      November 25, 2014            0%          0%       0%        0%        0%

                                 CLASS A-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES      50%       80%      100%      120%      150%
------------------------------   -------   -------   ------    -------   -------
                  Initial         100%      100%      100%      100%      100%
        November 26, 2007         100%      100%      100%      100%      100%
        February 25, 2008         100%      100%      100%      100%      100%
             May 26, 2008         100%      100%      100%      100%      100%
          August 25, 2008         100%      100%      100%      100%      100%
        November 25, 2008         100%      100%      100%      100%      100%
        February 25, 2009         100%      100%      100%      100%      100%
             May 25, 2009         100%      100%      100%      100%      100%
          August 25, 2009         100%      100%      100%      100%      100%
        November 25, 2009         100%      100%      100%      100%      100%
        February 25, 2010         100%      100%      100%      100%      100%
             May 25, 2010         100%      100%      100%      100%      100%
          August 25, 2010         100%      100%      100%      100%      100%
        November 25, 2010         100%      100%      100%      100%      100%
        February 25, 2011         100%      100%      100%      100%      100%
             May 25, 2011         100%      100%      100%      100%      100%
          August 25, 2011         100%      100%      100%      100%      100%
        November 25, 2011         100%      100%      100%      100%      100%
        February 27, 2012         100%      100%      100%      100%      100%
             May 25, 2012         100%      100%      100%      100%       93%
          August 27, 2012         100%      100%      100%      100%       81%
        November 26, 2012         100%      100%      100%       97%       68%
        February 25, 2013         100%      100%      100%       85%       56%
             May 27, 2013         100%      100%       95%       74%       45%
          August 26, 2013         100%      100%       85%       63%       34%
        November 25, 2013         100%       98%       74%       53%       23%
        February 25, 2014         100%       88%       64%       42%       12%
             May 26, 2014         100%       79%       54%       32%        1%
          August 25, 2014         100%       69%       44%       22%        0%
        November 25, 2014         100%       59%       35%       12%        0%
        February 25, 2015          92%       50%       25%        1%        0%
             May 25, 2015          83%       41%       15%        0%        0%
          August 25, 2015          75%       32%        6%        0%        0%
        November 25, 2015          66%       23%        0%        0%        0%
        February 25, 2016          57%       14%        0%        0%        0%
             May 25, 2016          49%        4%        0%        0%        0%
          August 25, 2016          40%        0%        0%        0%        0%
        November 25, 2016          32%        0%        0%        0%        0%
        February 27, 2017          24%        0%        0%        0%        0%
             May 25, 2017          16%        0%        0%        0%        0%
          August 25, 2017           8%        0%        0%        0%        0%
        November 27, 2017           0%        0%        0%        0%        0%

                                 CLASS A-3 NOTES
                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES      50%       80%      100%      120%     150%
------------------------------   -------   -------   ------    -------  -------
                Initial           100%      100%      100%      100%     100%
      November 26, 2007           100%      100%      100%      100%     100%
      February 25, 2008           100%      100%      100%      100%     100%
           May 26, 2008           100%      100%      100%      100%     100%
        August 25, 2008           100%      100%      100%      100%     100%
      November 25, 2008           100%      100%      100%      100%     100%
      February 25, 2009           100%      100%      100%      100%     100%
           May 25, 2009           100%      100%      100%      100%     100%
        August 25, 2009           100%      100%      100%      100%     100%
      November 25, 2009           100%      100%      100%      100%     100%
      February 25, 2010           100%      100%      100%      100%     100%
           May 25, 2010           100%      100%      100%      100%     100%
        August 25, 2010           100%      100%      100%      100%     100%
      November 25, 2010           100%      100%      100%      100%     100%
      February 25, 2011           100%      100%      100%      100%     100%
           May 25, 2011           100%      100%      100%      100%     100%
        August 25, 2011           100%      100%      100%      100%     100%
      November 25, 2011           100%      100%      100%      100%     100%
      February 27, 2012           100%      100%      100%      100%     100%
           May 25, 2012           100%      100%      100%      100%     100%
        August 27, 2012           100%      100%      100%      100%     100%
      November 26, 2012           100%      100%      100%      100%     100%
      February 25, 2013           100%      100%      100%      100%     100%
           May 27, 2013           100%      100%      100%      100%     100%
        August 26, 2013           100%      100%      100%      100%     100%
      November 25, 2013           100%      100%      100%      100%     100%
      February 25, 2014           100%      100%      100%      100%     100%
           May 26, 2014           100%      100%      100%      100%     100%
        August 25, 2014           100%      100%      100%      100%      90%
      November 25, 2014           100%      100%      100%      100%      80%
      February 25, 2015           100%      100%      100%      100%      70%
           May 25, 2015           100%      100%      100%       91%      60%
        August 25, 2015           100%      100%      100%       82%      51%
      November 25, 2015           100%      100%       96%       73%      41%
      February 25, 2016           100%      100%       87%       63%      32%
           May 25, 2016           100%      100%       78%       55%      24%
        August 25, 2016           100%       95%       69%       46%      15%
      November 25, 2016           100%       87%       61%       37%       7%
      February 27, 2017           100%       78%       52%       29%       0%
           May 25, 2017           100%       70%       44%       21%       0%
        August 25, 2017           100%       62%       37%       14%       0%
      November 27, 2017           100%       55%       29%        6%       0%
      February 26, 2018            93%       47%       22%        0%       0%
           May 25, 2018            85%       40%       15%        0%       0%
        August 27, 2018            78%       33%        8%        0%       0%
      November 26, 2018            71%       26%        1%        0%       0%
      February 25, 2019            63%       19%        0%        0%       0%
           May 27, 2019            56%       12%        0%        0%       0%
        August 26, 2019            49%        6%        0%        0%       0%
      November 25, 2019            42%        0%        0%        0%       0%
      February 25, 2020            36%        0%        0%        0%       0%
           May 25, 2020            29%        0%        0%        0%       0%
        August 25, 2020            23%        0%        0%        0%       0%
      November 25, 2020            16%        0%        0%        0%       0%
      February 25, 2021            10%        0%        0%        0%       0%
           May 25, 2021             4%        0%        0%        0%       0%
        August 25, 2021             0%        0%        0%        0%       0%

                                 CLASS A-4 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES      50%       80%      100%      120%      150%
------------------------------   -------   -------   ------    -------   -------
               Initial            100%      100%      100%      100%      100%
     November 26, 2007            100%      100%      100%      100%      100%
     February 25, 2008            100%      100%      100%      100%      100%
          May 26, 2008            100%      100%      100%      100%      100%
       August 25, 2008            100%      100%      100%      100%      100%
     November 25, 2008            100%      100%      100%      100%      100%
     February 25, 2009            100%      100%      100%      100%      100%
          May 25, 2009            100%      100%      100%      100%      100%
       August 25, 2009            100%      100%      100%      100%      100%
     November 25, 2009            100%      100%      100%      100%      100%
     February 25, 2010            100%      100%      100%      100%      100%
          May 25, 2010            100%      100%      100%      100%      100%
       August 25, 2010            100%      100%      100%      100%      100%
     November 25, 2010            100%      100%      100%      100%      100%
     February 25, 2011            100%      100%      100%      100%      100%
          May 25, 2011            100%      100%      100%      100%      100%
       August 25, 2011            100%      100%      100%      100%      100%
     November 25, 2011            100%      100%      100%      100%      100%
     February 27, 2012            100%      100%      100%      100%      100%
          May 25, 2012            100%      100%      100%      100%      100%
       August 27, 2012            100%      100%      100%      100%      100%
     November 26, 2012            100%      100%      100%      100%      100%
     February 25, 2013            100%      100%      100%      100%      100%
          May 27, 2013            100%      100%      100%      100%      100%
       August 26, 2013            100%      100%      100%      100%      100%
     November 25, 2013            100%      100%      100%      100%      100%
     February 25, 2014            100%      100%      100%      100%      100%
          May 26, 2014            100%      100%      100%      100%      100%
       August 25, 2014            100%      100%      100%      100%      100%
     November 25, 2014            100%      100%      100%      100%      100%
     February 25, 2015            100%      100%      100%      100%      100%
          May 25, 2015            100%      100%      100%      100%      100%
       August 25, 2015            100%      100%      100%      100%      100%
     November 25, 2015            100%      100%      100%      100%      100%
     February 25, 2016            100%      100%      100%      100%      100%
          May 25, 2016            100%      100%      100%      100%      100%
       August 25, 2016            100%      100%      100%      100%      100%
     November 25, 2016            100%      100%      100%      100%      100%
     February 27, 2017            100%      100%      100%      100%       99%
          May 25, 2017            100%      100%      100%      100%       94%
       August 25, 2017            100%      100%      100%      100%       88%
     November 27, 2017            100%      100%      100%      100%       83%
     February 26, 2018            100%      100%      100%      100%       78%
          May 25, 2018            100%      100%      100%       94%       74%
       August 27, 2018            100%      100%      100%       90%       69%
     November 26, 2018            100%      100%      100%       85%       65%
     February 25, 2019            100%      100%       96%       80%       61%
          May 27, 2019            100%      100%       91%       76%       57%
       August 26, 2019            100%      100%       87%       72%       54%
     November 25, 2019            100%      100%       82%       68%       50%
     February 25, 2020            100%       95%       78%       64%       47%
          May 25, 2020            100%       91%       74%       60%        0%
       August 25, 2020            100%       86%       70%       57%        0%
     November 25, 2020            100%       82%       66%       53%        0%
     February 25, 2021            100%       78%       63%       50%        0%
          May 25, 2021            100%       74%       59%       47%        0%
       August 25, 2021             98%       70%       56%        0%        0%
     November 25, 2021             94%       67%       53%        0%        0%
     February 25, 2022             91%       64%       50%        0%        0%
          May 25, 2022             88%       61%       48%        0%        0%
       August 25, 2022             85%       58%       45%        0%        0%

     November 25, 2022             81%       56%        0%        0%        0%
     February 27, 2023             78%       53%        0%        0%        0%
          May 25, 2023             75%       51%        0%        0%        0%
       August 25, 2023             72%       48%        0%        0%        0%
     November 27, 2023             69%       46%        0%        0%        0%
     February 26, 2024             66%        0%        0%        0%        0%
          May 27, 2024             63%        0%        0%        0%        0%
       August 26, 2024             60%        0%        0%        0%        0%
     November 25, 2024             58%        0%        0%        0%        0%
     February 25, 2025             55%        0%        0%        0%        0%
          May 26, 2025             52%        0%        0%        0%        0%
       August 25, 2025              0%        0%        0%        0%        0%

                                 CLASS B-1 NOTES
                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES      50%       80%     100%       120%      150%
------------------------------   -------   -------  ------     -------   -------
              Initial             100%      100%     100%       100%      100%
    November 26, 2007             100%      100%     100%       100%      100%
    February 25, 2008             100%      100%     100%       100%      100%
         May 26, 2008             100%      100%     100%       100%      100%
      August 25, 2008             100%      100%     100%       100%      100%
    November 25, 2008             100%      100%     100%       100%      100%
    February 25, 2009             100%      100%     100%       100%      100%
         May 25, 2009             100%      100%     100%       100%      100%
      August 25, 2009             100%      100%     100%       100%      100%
    November 25, 2009             100%      100%     100%       100%      100%
    February 25, 2010             100%      100%     100%       100%      100%
         May 25, 2010             100%      100%     100%       100%      100%
      August 25, 2010             100%      100%     100%       100%      100%
    November 25, 2010             100%      100%     100%       100%      100%
    February 25, 2011             100%      100%     100%       100%      100%
         May 25, 2011             100%      100%     100%       100%      100%
      August 25, 2011             100%      100%     100%       100%      100%
    November 25, 2011             100%      100%     100%       100%      100%
    February 27, 2012             100%      100%     100%       100%      100%
         May 25, 2012             100%      100%     100%       100%      100%
      August 27, 2012             100%      100%     100%       100%      100%
    November 26, 2012             100%      100%     100%       100%      100%
    February 25, 2013             100%      100%     100%       100%      100%
         May 27, 2013              96%       95%      95%        94%       93%
      August 26, 2013              92%       91%      90%        88%       87%
    November 25, 2013              88%       86%      84%        83%       80%
    February 25, 2014              84%       81%      79%        77%       74%
         May 26, 2014              81%       77%      74%        72%       67%
      August 25, 2014              77%       72%      69%        66%       61%
    November 25, 2014              73%       68%      64%        61%       55%
    February 25, 2015              69%       63%      60%        55%       49%
         May 25, 2015              65%       59%      55%        50%       44%
      August 25, 2015              62%       55%      50%        45%       38%
    November 25, 2015              58%       50%      45%        40%       33%
    February 25, 2016              54%       46%      41%        35%       28%
         May 25, 2016              51%       42%      36%        31%       23%
      August 25, 2016              47%       38%      32%        26%       18%
    November 25, 2016              43%       34%      28%        22%       13%
    February 27, 2017              40%       30%      23%        17%        8%
         May 25, 2017              37%       26%      19%        13%        4%
      August 25, 2017              33%       22%      16%         9%        0%
    November 27, 2017              30%       19%      12%         5%        0%
    February 26, 2018              27%       15%       8%         2%        0%
         May 25, 2018              24%       12%       5%         0%        0%
      August 27, 2018              20%        9%       1%         0%        0%
    November 26, 2018              17%        5%       0%         0%        0%
    February 25, 2019              14%        2%       0%         0%        0%
         May 27, 2019              11%        0%       0%         0%        0%
      August 26, 2019               8%        0%       0%         0%        0%
    November 25, 2019               6%        0%       0%         0%        0%
    February 25, 2020               3%        0%       0%         0%        0%
         May 25, 2020               0%        0%       0%         0%        0%

                                 CLASS B-2 NOTES

                 PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
          REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
                            PERCENTAGES OF THE PPC(1)

 QUARTERLY DISTRIBUTION DATES      50%       80%      100%      120%      150%
------------------------------   -------   -------   ------    -------   -------
              Initial             100%      100%      100%      100%      100%
    November 26, 2007             100%      100%      100%      100%      100%
    February 25, 2008             100%      100%      100%      100%      100%
         May 26, 2008             100%      100%      100%      100%      100%
      August 25, 2008             100%      100%      100%      100%      100%
    November 25, 2008             100%      100%      100%      100%      100%
    February 25, 2009             100%      100%      100%      100%      100%
         May 25, 2009             100%      100%      100%      100%      100%
      August 25, 2009             100%      100%      100%      100%      100%
    November 25, 2009             100%      100%      100%      100%      100%
    February 25, 2010             100%      100%      100%      100%      100%
         May 25, 2010             100%      100%      100%      100%      100%
      August 25, 2010             100%      100%      100%      100%      100%
    November 25, 2010             100%      100%      100%      100%      100%
    February 25, 2011             100%      100%      100%      100%      100%
         May 25, 2011             100%      100%      100%      100%      100%
      August 25, 2011             100%      100%      100%      100%      100%
    November 25, 2011             100%      100%      100%      100%      100%
    February 27, 2012             100%      100%      100%      100%      100%
         May 25, 2012             100%      100%      100%      100%      100%
      August 27, 2012             100%      100%      100%      100%      100%
    November 26, 2012             100%      100%      100%      100%      100%
    February 25, 2013             100%      100%      100%      100%      100%
         May 26, 2013             100%      100%      100%      100%      100%
      August 26, 2013             100%      100%      100%      100%      100%
    November 25, 2013             100%      100%      100%      100%      100%
    February 25, 2014             100%      100%      100%      100%      100%
         May 26, 2014             100%      100%      100%      100%      100%
      August 25, 2014             100%      100%      100%      100%      100%
    November 25, 2014             100%      100%      100%      100%      100%
    February 25, 2015             100%      100%      100%      100%      100%
         May 25, 2015             100%      100%      100%      100%      100%
      August 25, 2015             100%      100%      100%      100%      100%
    November 25, 2015             100%      100%      100%      100%      100%
    February 25, 2016             100%      100%      100%      100%      100%
         May 25, 2016             100%      100%      100%      100%      100%
      August 25, 2016             100%      100%      100%      100%      100%
    November 25, 2016             100%      100%      100%      100%      100%
    February 27, 2017             100%      100%      100%      100%      100%
         May 25, 2017             100%      100%      100%      100%      100%
      August 25, 2017             100%      100%      100%      100%      100%
    November 27, 2017             100%      100%      100%      100%       94%
    February 26, 2018             100%      100%      100%      100%       89%
         May 25, 2018             100%      100%      100%       97%       83%
      August 27, 2018             100%      100%      100%       92%       78%
    November 26, 2018             100%      100%       97%       87%       74%
    February 25, 2019             100%      100%       92%       82%       69%
         May 27, 2019             100%       99%       88%       78%       65%
      August 26, 2019             100%       94%       83%       74%       61%
    November 25, 2019             100%       90%       79%       70%       57%
    February 25, 2020             100%       86%       75%       66%       53%
         May 25, 2020             100%       82%       71%       62%        0%
      August 25, 2020              96%       78%       67%       58%        0%
    November 25, 2020              92%       74%       64%       55%        0%
    February 25, 2021              88%       70%       60%       51%        0%
         May 25, 2021              84%       67%       57%       48%        0%
      August 25, 2021              80%       63%       54%        0%        0%
    November 25, 2021              77%       60%       51%        0%        0%
    February 25, 2022              75%       58%       48%        0%        0%
         May 25, 2022              72%       55%       46%        0%        0%
      August 25, 2022              69%       53%       44%        0%        0%

    November 25, 2022              67%       50%        0%        0%        0%
    February 27, 2023              64%       48%        0%        0%        0%
         May 25, 2023              62%       46%        0%        0%        0%
      August 25, 2023              59%       44%        0%        0%        0%
    November 27, 2023              57%       41%        0%        0%        0%
    February 26, 2024              54%         0%       0%        0%        0%
         May 27, 2024              52%         0%       0%        0%        0%
      August 26, 2024              49%         0%       0%        0%        0%
    November 25, 2024              47%         0%       0%        0%        0%
    February 25, 2025              45%         0%       0%        0%        0%
         May 26, 2025              43%         0%       0%        0%        0%
      August 25, 2025               0%         0%       0%        0%        0%

----------------
(1) Assuming for purposes of these tables that, among other things, the optional redemption occurs on the earlier of (i) the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance or (ii) the August 2025 quarterly distribution date.


        The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the characteristics, remaining terms and loan ages assumed.

                                                                      APPENDIX A

                      CHARACTERISTICS OF THE STUDENT LOANS


        As of April 30, 2007, the cut-off date, the characteristics of the pool of student loans that we expect to purchase on the closing date were as described below. The percentages set forth in the tables below may not always add to 100% and the balances may not always add to $2,357,063,438 due to rounding.

                    COMPOSITION OF THE STUDENT LOAN PORTFOLIO
                            (AS OF THE CUT-OFF DATE)


Aggregate outstanding principal balance...........................$2,357,063,438
Number of borrowers......................................................130,371
Average outstanding principal balance per borrower.......................$18,080
Number of loans..........................................................243,398
Average outstanding principal balance per loan............................$9,684
Weighted average annual interest rate.....................................5.721%
Weighted average remaining term (months).....................................248


        The weighted average annual borrower interest rate shown above excludes special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 2.90% as of the cut-off date. The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.60% as of the cut-off date.

                 DISTRIBUTION OF THE STUDENT LOANS BY LOAN TYPE
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                                Number        Outstanding        by Outstanding
              Loan Type        of Loans     Principal Balance        Balance
              ---------        --------     -----------------        -------
Consolidation                   144,976       $2,115,248,398          89.74%
Stafford                         96,886          234,364,659           9.94
PLUS                              1,536            7,450,381           0.32
                                -------       --------------         -------
        Total                   243,398       $2,357,063,438         100.00%
                                =======       ==============         =======

               DISTRIBUTION OF THE STUDENT LOANS BY INTEREST RATE
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                                Number of        Outstanding     by Outstanding
     Interest Rate                Loans       Principal Balance      Balance
     -------------                -----       -----------------      -------
2.50% to 2.99%                    1,264        $  15,261,834           0.65%
3.00% to 3.49%                    3,242           71,996,608           3.05
3.50% to 3.99%                   10,177          162,233,602           6.88
4.00% to 4.49%                    8,069          140,091,761           5.94
4.50% to 4.99%                   41,621          557,576,269          23.66
5.00% to 5.49%                   19,162          266,057,210          11.29
5.50% to 5.99%                    5,532          108,047,805           4.58
6.00% to 6.49%                    6,055          112,752,483           4.78
6.50% to 6.99%                   43,260          255,518,612          10.84
7.00% to 7.49%                   84,788          450,814,281          19.13
7.50% to 7.99%                   12,040          100,104,725           4.25
8.00% to 8.99%                    7,477          104,892,837           4.45
9.00% or Greater                    711           11,715,411           0.50
                                -------       --------------         -------
        Total                   243,398       $2,357,063,438         100.00%
                                =======       ==============         =======


                DISTRIBUTION OF THE STUDENT LOANS BY SCHOOL TYPE
                            (AS OF THE CUT-OFF DATE)

                                                Outstanding     Percent of Loans
                                Number of        Principal       by Outstanding
       School Type                Loans           Balance            Balance
       -----------                -----           -------            -------
2-year institution                39,903      $   84,032,416           3.57%
4-year institution / Post-grad    28,126          82,642,420           3.51
Consolidation / Uncoded*         144,976       2,115,248,398          89.74
Vocational / Trade                23,192          53,971,347           2.29
Other                              7,201          21,168,857           0.90
                                --------      --------------         -------
        Total                    243,398      $2,357,063,438         100.00%
                                 =======      ==============         =======

-------------------
        *Refers to consolidation loans for which the school type applicable to the loans the borrower consolidated is unavailable.

          DISTRIBUTION OF THE STUDENT LOANS BY SAP INTEREST RATE INDEX
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
      SAP Interest             Number of       Outstanding       by Outstanding
       Rate Index                Loans      Principal Balance        Balance
       ----------                -----      -----------------        -------
90 Day CP Index                 227,238       $2,293,733,731          97.31%
91 Day T-Bill Index              16,160           63,329,707           2.69
                                -------       --------------         -------
            Total               243,398       $2,357,063,438         100.00%
                                =======       ==============         =======

          DISTRIBUTION OF THE STUDENT LOANS BY BORROWER PAYMENT STATUS
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
          Borrower             Number of       Outstanding        by Outstanding
       Payment Status            Loans      Principal Balance        Balance
       --------------            -----      -----------------        -------
Deferment                        45,521       $  477,276,173          20.25%
Forbearance                      29,128          373,633,389          15.85
Grace                            15,872           41,153,306           1.75
Repayment*                      152,021        1,461,662,678          62.01
     First Year Repayment       123,849        1,295,691,189          54.97
     Second Year Repayment        9,106           40,949,000           1.74
     Third Year Repayment         8,019           64,464,902           2.73
     More Than Three Years       11,047           60,557,587           2.57
School                              595            1,729,833           0.07
Claim                               261            1,608,059           0.07
                                -------       --------------         -------
        Total                   243,398       $2,357,063,438         100.00%
                                =======       ==============         =======

--------------------
        *The weighted average number of months in repayment for all student loans currently in repayment is 7.5 calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cut-off date.

         DISTRIBUTION OF THE STUDENT LOANS BY NUMBER OF DAYS DELINQUENT
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                               Number of        Outstanding      by Outstanding
    Days Delinquent              Loans       Principal Balance      Balance
    ---------------              -----       -----------------      -------
0-30                            210,985       $2,139,862,691          90.79%
31-60                            12,804          111,867,796           4.75
61-90                             4,997           40,901,975           1.74
91-120                            5,279           36,412,707           1.54
121 and Above                     9,333           28,018,270           1.19
                                -------       --------------         -------
        Total                   243,398       $2,357,063,438         100.00%
                                =======       ==============         =======

                  DISTRIBUTION OF THE STUDENT LOANS BY DATE OF DISBURSEMENT
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                                 Number of     Outstanding        by Outstanding
         Disbursement Date         Loans    Principal Balance        Balance
         -----------------         -----    -----------------        -------
July 1, 2006 and thereafter       133,661     $1,906,690,707          80.89%
October 1, 1993 - June 30, 2006   107,876        442,134,926           18.76
Pre-October 1, 1993                 1,861          8,237,805            0.35
                                  -------     --------------         -------
        Total                     243,398     $2,357,063,438         100.00%
                                  =======     ==============         =======

        Student loans disbursed prior to October 1, 1993, are 100% guaranteed by the guarantee agency. Student loans disbursed on or after October 1, 1993 and before July 1, 2006, are 98% guaranteed by the guarantee agency, provided that all such loans serviced by a servicer that has received exceptional performance status from the Department of Education are entitled to 99% reimbursement so long as such servicer retains its exceptional performance status from the Department of Education. Loans for which the first disbursement is made on or after July 1, 2006, are 97% guaranteed by the guarantee agency, provided that all such loans serviced by a servicer that has received exceptional performance status are entitled to 99% reimbursement so long as such servicer retains its exceptional performance status from the Department of Education. See "The Student Loan Operations of Nelnet Student Loan Trust 2007-1 - The subservicer - Servicing history and experience" in the initial free-writing prospectus.

         DISTRIBUTION OF THE STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                               Number of         Outstanding     by Outstanding
       Principal Balance         Loans        Principal Balance     Balance
       -----------------         -----        -----------------     -------
$999.99 or Less                  18,249       $   10,688,466          0.45%
$1,000.00 - $1,999.99            30,055           44,126,652          1.87
$2,000.00 - $2,999.99            36,329           91,453,945          3.88
$3,000.00 - $3,999.99            17,945           62,592,404          2.66
$4,000.00 - $4,999.99            15,660           68,927,903          2.92
$5,000.00 - $5,999.99            13,326           72,839,785          3.09
$6,000.00 - $6,999.99             8,847           57,218,198          2.43
$7,000.00 - $7,999.99             7,896           59,196,333          2.51
$8,000.00 - $8,999.99             9,488           80,645,367          3.42
$9,000.00 - $9,999.99             6,974           66,131,796          2.81
$10,000.00 - $14,999.99          28,360          347,877,755         14.76
$15,000.00 - $19,999.99          19,286          332,811,206         14.12
$20,000.00 - $24,999.99          11,630          259,513,042         11.01
$25,000.00 - $29,999.99           6,159          167,592,175          7.11
$30,000.00 - $34,999.99           3,892          126,068,273          5.35
$35,000.00 - $39,999.99           2,489           93,024,121          3.95
$40,000.00 - $44,999.99           1,717           72,762,556          3.09
$45,000.00 - $49,999.99           1,148           54,346,963          2.31
$50,000.00 - $54,999.99             870           45,525,566          1.93
$55,000.00 - $59,999.99             652           37,365,732          1.59
$60,000.00 - $64,999.99             490           30,568,120          1.30
$65,000.00 - $69,999.99             446           29,998,138          1.27
$70,000.00 - $74,999.99             261           18,895,720          0.80
$75,000.00 - $79,999.99             210           16,274,434          0.69
$80,000.00 - $84,999.99             156           12,900,835          0.55
$85,000.00 - $89,999.99             147           12,864,038          0.55
$90,000.00 - $94,999.99             113           10,460,480          0.44
$95,000.00 - $99,999.99              91            8,827,159          0.37
$100,000.00 and Greater             512           65,566,278          2.78
                                -------       --------------        -------
        Total                   243,398       $2,357,063,438        100.00%
                                =======       ==============        =======

                      DISTRIBUTION OF THE STUDENT LOANS BY
               NUMBER OF MONTHS REMAINING UNTIL SCHEDULED MATURITY
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                              Number of        Outstanding       by Outstanding
    Number of Months            Loans       Principal Balance       Balance
    ----------------            -----       -----------------       -------
1-72                              5,791       $   10,640,997           0.45%
73 - 84                           3,122            9,668,651           0.41
85 - 96                           3,864           11,463,316           0.49
97 - 108                         10,122           27,436,304           1.16
109 - 120                        43,878          110,056,181           4.67
121 - 132                        28,473           77,867,457           3.30
133 - 144                        15,624           76,810,567           3.26
145 - 156                         4,906           24,165,825           1.03
157 - 168                         2,408           13,395,981           0.57
169 - 180                        34,530          293,749,272          12.46
181 - 192                         9,374           75,250,415           3.19
193 - 204                         4,611           41,305,888           1.75
205 - 216                         2,521           23,860,607           1.01
217 - 228                         1,469           15,591,360           0.66
229 - 240                        30,055          433,731,686          18.40
241 - 252                         9,843          138,859,171           5.89
253 - 264                         3,097           42,051,909           1.78
265 - 276                         1,206           16,775,317           0.71
277 - 288                           806           12,898,128           0.55
289 - 300                         9,744          237,890,120          10.09
301 - 312                         4,738          109,939,050           4.66
313 - 324                         1,290           31,997,051           1.36
325 - 336                           590           14,977,611           0.64
337 - 348                           304            9,485,664           0.40
349 - 360                         5,528          254,056,456          10.78
361 - 372                         3,903          181,727,139           7.71
373 and Greater                   1,601           61,411,314           2.61
                                -------       --------------         -------
        Total                   243,398       $2,357,063,438         100.00%
                                =======       ==============         =======


                DISTRIBUTION OF THE STUDENT LOANS BY SUBSERVICER
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                              Number of        Outstanding        by Outstanding
 Subservicer                    Loans       Principal Balance        Balance
 -----------                    -----       -----------------        -------
Nelnet                         243,398        $2,357,063,438         100.00%
                               -------        --------------         -------
        Total                  243,398        $2,357,063,438         100.00%
                               =======        ==============         =======

            DISTRIBUTION OF THE STUDENT LOANS BY GEOGRAPHIC LOCATION
                            (AS OF THE CUT-OFF DATE)

        The following chart shows the geographic distribution of the student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                                                Percent of Loans
                               Number of        Outstanding      by Outstanding
          Location               Loans       Principal Balance       Balance
          --------               -----       -----------------       -------
Alabama                           1,527       $   20,292,005           0.86%
Alaska                              442            5,186,360           0.22
Arizona                           1,330           11,059,477           0.47
Arkansas                            732            9,824,853           0.42
California                       19,731          214,530,110           9.10
Colorado                         13,056          133,970,953           5.68
Connecticut                       1,548           17,529,246           0.74
Delaware                            203            2,817,046           0.12
District of Columbia                410            6,036,220           0.26
Florida                          41,399          289,832,782          12.30
Georgia                          14,376           99,975,655           4.24
Hawaii                            1,597           12,667,022           0.54
Idaho                               534            7,059,680           0.30
Illinois                          6,396           79,386,432           3.37
Indiana                           9,761           76,702,225           3.25
Iowa                              1,726           17,967,840           0.76
Kansas                            3,157           31,801,653           1.35
Kentucky                          2,212           25,125,700           1.07
Louisiana                         1,889           26,060,250           1.11
Maine                             2,901           29,675,755           1.26
Maryland                          2,476           28,921,481           1.23
Massachusetts                     4,979           43,567,416           1.85
Michigan                         10,488          126,735,978           5.38
Minnesota                         2,508           30,884,745           1.31
Mississippi                         461            5,500,265           0.23
Missouri                          4,148           45,546,564           1.93
Montana                             281            3,948,803           0.17
Nebraska                          5,965           71,791,514           3.05
Nevada                            1,380           18,004,829           0.76
New Hampshire                       610            6,858,580           0.29
New Jersey                        4,329           36,510,270           1.55
New Mexico                          751            8,690,119           0.37
New York                         25,476          192,461,033           8.17
North Carolina                    2,042           24,774,683           1.05
North Dakota                        216            2,565,577           0.11
Ohio                              4,147           56,890,342           2.41
Oklahoma                          5,003           41,071,946           1.74
Oregon                            1,986           24,948,625           1.06
Pennsylvania                      8,122           57,121,958           2.42
Rhode Island                      3,175           26,669,707           1.13
South Carolina                    1,119           12,305,508           0.52

                                                                Percent of Loans
                               Number of        Outstanding      by Outstanding
          Location               Loans       Principal Balance       Balance
          --------               -----       -----------------       -------
South Dakota                        331       $    4,409,896           0.19%
Tennessee                         1,405           17,718,197           0.75
Texas                            15,680          214,348,912           9.09
Utah                              1,948           24,535,063           1.04
Vermont                             177            1,694,538           0.07
Virginia                          3,333           39,007,529           1.65
Washington                        2,397           28,491,994           1.21
West Virginia                       289            3,813,111           0.16
Wisconsin                         2,146           24,961,270           1.06
Wyoming                             258            3,741,050           0.16
Guam                                135            2,032,453           0.09
Puerto Rico                         331            4,579,865           0.19
Virgin Islands                       36              580,599           0.02
Other                               343            3,877,755           0.16
                                -------       --------------         -------
         Total                  243,398       $2,357,063,438         100.00%
                                =======       ==============         =======

              DISTRIBUTION OF THE STUDENT LOANS BY GUARANTEE AGENCY
                            (AS OF THE CUT-OFF DATE)

                                                                Percent of Loans
                               Number of       Outstanding        by Outstanding
     Guarantee Agency            Loans      Principal Balance        Balance
     ----------------            -----      -----------------        -------
College Assist                  114,260       $1,619,043,966          68.69%
NSLP                             20,517          243,340,610          10.32
CSAC                             19,969          120,255,177           5.10
RIHEAA                            7,594           75,635,525           3.21
OSFA                             20,374           50,172,051           2.13
TGSLC                             4,922           49,629,904           2.11
ASA                               6,103           49,282,156           2.09
SHESC                            14,228           40,052,315           1.70
ECMC                              3,044           27,089,971           1.15
USAF                              9,218           26,132,870           1.11
NJOSA                             6,905           17,708,125           0.75
GHEAC                             5,600           12,474,337           0.53
OGSLP                             2,442            4,617,475           0.20
MSLP                              1,317            4,171,509           0.18
MGA                               1,614            3,407,100           0.14
PHEAA                             1,625            2,973,550           0.13
ISAC                                906            2,948,662           0.13
FAME                                888            2,191,697           0.09
NELA                                754            2,168,374           0.09
KHEAA                               483            1,179,612           0.05
CSLF                                 32              931,840           0.04
ICSAC                               326              719,988           0.03
GLHEC                               105              238,603           0.01
LOSFA                                29              213,690           0.01
UHEAA                                79              206,355           0.01
EAC                                  27              132,409           0.01
SLGFA                                30               98,647                *
TSAC                                  7               46,923                *
                                -------       --------------         -------
        Total                   243,398       $2,357,063,438         100.00%
                                =======       ==============         =======

------------

*Less than 0.005%.

                                 $2,437,500,000

                        NELNET STUDENT LOAN TRUST 2007-1
                                 ISSUING ENTITY



          $1,088,000,000      CLASS A-1 STUDENT LOAN ASSET-BACKED NOTES

            $387,000,000      CLASS A-2 STUDENT LOAN ASSET-BACKED NOTES

            $383,000,000      CLASS A-3 STUDENT LOAN ASSET-BACKED NOTES

            $506,375,000      CLASS A-4 STUDENT LOAN ASSET-BACKED NOTES

             $43,500,000      CLASS B-1 STUDENT LOAN ASSET-BACKED NOTES

             $29,625,000      CLASS B-2 STUDENT LOAN ASSET-BACKED NOTES




                        NELNET STUDENT LOAN FUNDING, LLC
                                    DEPOSITOR

                      NATIONAL EDUCATION LOAN NETWORK, INC.
                        MASTER SERVICER AND ADMINISTRATOR

                                  NELNET, INC.
                                     SPONSOR



                           JOINT BOOK-RUNNING MANAGERS
CREDIT SUISSE                   DEUTSCHE BANK SECURITIES                JPMORGAN

                                   CO-MANAGERS
CITI
    NELNET CAPITAL, LLC
               RBC CAPITAL MARKETS
                              RBS GREENWICH CAPITAL
                                           SOCIETE GENERALE
                                                      SUNTRUST ROBINSON HUMPHREY

                                  May 14, 2007